Exhibit 99.1

Ladder Capital Corp Reports Fourth Quarter and Full Year 2014 Results

Financial Highlights

  Announced Real Estate Investment Trust (“REIT”) conversion plans effective January 1, 2015 and received all shareholder approvals on February 26, 2015
  Generated Core Earnings of $52.9 million for the fourth quarter and $219.3 million for the year ended December 31, 2014, representing 9.5% year-over-year growth
  Core EPS of $0.32 for the quarter (Basic EPS on a GAAP basis of $0.09) and Core EPS of $1.36 for the year (Basic EPS on a GAAP basis of $0.90)
  Originated $4.5 billion of commercial mortgage loans, including $3.3 billion of mortgage loans held for sale and $1.2 billion of mortgage loans held for investment, and made $259.7 million of net lease and other equity investments for the year
  Contributed $3.5 billion of loans to 10 securitization transactions in 2014

NEW YORK--(BUSINESS WIRE)--March 5, 2015--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the fourth quarter and year ended December 31, 2014. Core Earnings, a non-GAAP financial measure, were $219.3 million for the year ended December 31, 2014, compared to $200.3 million earned in the prior year, an increase of 9.5%. Core Earnings for the fourth quarter of 2014 were $52.9 million compared to $20.0 million for the comparable period in 2013. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses and unrecognized derivative results, is useful in evaluating our earnings from operations. Net income for the year ended December 31, 2014 was $97.6 million, compared to $188.7 million for the comparable period in the prior year. The decrease in GAAP net income was primarily attributable to a $122.9 million decrease in the net result from derivative transactions, $70.0 million of which is excluded from Core Earnings because it relates to assets that remain on our balance sheet as of December 31, 2014.

Core EPS, a non-GAAP measure, was $0.32 and $1.36 for the three months and year ended December 31, 2014, respectively. Basic EPS on a GAAP basis was $0.09 per share and $0.90 per share for the three months and year ended December 31, 2014, respectively.

During the fourth quarter, we announced our intention to elect REIT status with an effective date of January 1, 2015 and subsequently received all required shareholder approvals on February 26, 2015. We intend to declare a $0.25 cash dividend per share later this month, payable on or about April 15th. Additionally, we expect to declare a one-time earning and profits distribution and any other distribution as required by REIT rules at the end of the fourth quarter of 2015.

"We're very pleased to have received all shareholder approvals to effectuate our REIT conversion. We're enthusiastic about 2015 and operating in this format where more of our earnings go directly to our shareholders" said Brian Harris, Ladder's Chief Executive Officer. "With the initiation of payment of cash dividends and our capital retention strategy, we believe we're well positioned to drive attractive total returns to our shareholders generated from our complementary business lines which continue to work well together."

As of December 31, 2014, we had total assets of $5.8 billion, including $1.9 billion of commercial real estate loans, $2.8 billion of commercial real estate-related securities, $769.0 million of real estate, $118.2 million of cash and $182.7 million of other assets. This represents an increase of $2.3 billion, or 66.9%, compared to the total assets at the end of 2013. As of December 31, 2014, 81% of our total assets were comprised of senior secured assets, including first mortgage loans, commercial real estate-related securities secured by first mortgage loans, and cash. During 2014, senior secured assets comprised 96% of the total $7.0 billion investment activity.

During the quarter ended December 31, 2014, we originated $1.6 billion of loans comprised of $1.3 billion of commercial mortgage loans held for sale and $250.5 million of commercial mortgage loans held for investment. Total loan originations during 2014 were $4.5 billion compared to $2.5 billion in 2013. Originations of loans held for investment increased 147.3% resulting in a $1.5 billion portfolio of loans held for investment at December 31, 2014. We participated in 10 securitization transactions during 2014 contributing a total of $3.5 billion in face amount of commercial mortgage loans. The sale of loans into these 10 securitization transactions resulted in income from the sale of loans, net, of $145.1 million in 2014. After factoring in related hedging results and other related adjustments, the net economic benefit from securitization activity during the year, a non-GAAP measure, was $127.6 million. We also received $215.8 million in proceeds from the repayment of mortgage loans during 2014.

Our portfolio of CMBS and U.S. Agency Securities increased by $639.0 million during the fourth quarter to $2.8 billion as we purchased $871.2 million and sold $203.5 million of securities during the quarter. We also received $20.6 million of proceeds from the repayment of securities.

During the fourth quarter, we purchased 14 net leased retail properties for a total investment of $127.5 million. We have financed these properties with internal non-recourse mortgage loan financing eligible for securitization. During the fourth quarter, we contributed seven loans secured by our real estate investments to securitizations resulting in an increase in mortgage loan financing of $49.5 million. We also sold 55 condominium units for a total of $20.0 million during the fourth quarter, which generated income from the sale of real estate, net, of $5.5 million. Our total real estate portfolio as of December 31, 2014 increased to $769.0 million.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates:

	December 31, 2014	December 31, 2013	December 31, 2012
	($ in thousands)
Loans
Conduit first mortgage loans	$417,955	$440,490	$623,333
Balance sheet first mortgage loans	1,358,985	411,655	229,926
Other commercial real estate-related loans	162,068	127,423	96,392
Total loans	1,939,008	979,568	949,651
Securities
CMBS investments	2,683,745	1,422,995	833,917
U.S. Agency Securities investments	131,821	234,251	291,645
Total securities	2,815,566	1,657,246	1,125,562
Real Estate
Real estate and related lease intangibles, net	768,986	624,219	380,022
Total real estate	768,986	624,219	380,022
Total investments	5,523,560	3,261,033	2,455,235
Cash, cash equivalents and cash collateral held by broker	118,162	107,263	109,169
Other assets	182,708	120,767	64,626
Total assets	$5,824,430	$3,489,063	$2,629,030

Note: CMBS Investments and U.S. Agency Securities investments are carried at fair value.

We originate conduit first mortgage loans eligible for securitization that are secured by cash-flowing commercial real estate properties. These first mortgage loans are structured with fixed rates and five- to ten- year terms. During 2014, we participated in 10 commercial mortgage loan securitization transactions, contributing $3.5 billion in face amount of commercial mortgage loans. As of December 31, 2014, we held 15 first mortgage loans that were substantially available for contribution into future securitizations with an aggregate book value of $418.0 million. Based on the outstanding loan principal balances at December 31, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 58.6%.

We also originate balance sheet first mortgage loans secured by commercial real estate properties that are undergoing lease-up, sell-out, renovation, or repositioning. These mortgage loans are generally structured with floating rates and terms (including extension options) ranging from one to five years. As of December 31, 2014, we held a portfolio of 46 balance sheet first mortgage loans with an aggregate book value of $1.4 billion. Based on the outstanding loan principal balances at December 31, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 62.8%.

We selectively invest in other commercial real estate loans in the form of note purchase financings, subordinated debt, mezzanine debt, and other structured finance products related to commercial real estate. We held $162.1 million of other commercial real estate-related loans as of December 31, 2014. Based on the outstanding loan principal balances through the mezzanine or subordinated debt level at December 31, 2014 and the “as-is” third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 76.2%.

As of December 31, 2014, our portfolio of CMBS investments had an estimated fair value of $2.7 billion and was comprised of investments in 186 CUSIPs ($14.4 million average investment per CUSIP), with a weighted average duration of 4.1 years.

As of December 31, 2014, our portfolio of U.S. Agency Securities had an estimated fair value of $131.8 million and was comprised of investments in 49 CUSIPs ($2.7 million average investment per CUSIP), with a weighted average duration of 4.7 years.

As of December 31, 2014, we owned 46 single tenant retail properties, 2 individual office buildings, 3 portfolios of office buildings, 220 condominium units at Veer Towers in Las Vegas, and 252 condominium units at Terrazas River Park Village in Miami. Our total real estate portfolio had an aggregate book value of $769.0 million. We typically originate internal non-recourse mortgage loan financing secured by an individual property or a group of properties in our real estate portfolio and subsequently seek to securitize these loans. Once the loans have been securitized, they are included on our balance sheet as mortgage loan financing. As of December 31, 2014, we had $447.4 million of such mortgage loan financing, secured by certain of our real estate properties.

Liquidity and Capital Resources

We held unrestricted cash and cash equivalents of $75.7 million at December 31, 2014. We had total debt outstanding of $4.2 billion as of December 31, 2014, and we had an additional $1.1 billion of committed financing available for additional investment through our FHLB membership, our revolving credit agreements, and our committed repurchase facilities. During the quarter, we increased the maximum borrowing capacity of one of our loan repurchase facilities from $300 million to $450 million. We also allowed one loan repurchase facility to mature.

The following table summarizes our debt outstanding as of the following dates:

	December 31, 2014	December 31, 2013
	($ in thousands)

Committed loan facilities	$509,024	$159,313
Committed securities facility	174,853	88,921
Uncommitted securities facilities	747,789	361,601
Total repurchase agreements	1,431,666	609,835
Borrowings under credit agreement	11,000	—
Borrowings under credit and security agreement	46,750	—
Revolving credit facility	25,000	—
Mortgage loan financing	447,410	291,053
Borrowings from the FHLB	1,611,000	989,000
Senior unsecured notes	619,555	325,000
Total	$4,192,381	$2,214,888

Conference Call and Webcast

We will host a conference call on Thursday, March 5, 2015 at 5:00 p.m. EST to discuss fourth quarter and full year 2014 results. The conference call can be accessed by dialing (877) 407-9039 domestic or (201) 689-8470 international, access code 13601093. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. EST on Thursday, March 5, 2015 through midnight Thursday, March 19, 2015. To access the replay, please call (877) 870-5176 domestic or (858) 384-5517 international, access code 13601093. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

We present Core Earnings, which is a non-GAAP measure, as a supplemental measure of our performance. We consider common shareholders and Continuing LCFH Limited Partners to have fundamentally equivalent interest in our pre-tax earnings. Accordingly, for purposes of computing Core Earnings we start with pre- tax earnings and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interests held by Continuing LCFH Limited Partners.

We define Core Earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest- only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time items.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed”, whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values. Set forth below is an unaudited reconciliation of income before taxes to Core Earnings:

	Year Ended December 31,
	2014	2013	2012
	($ in thousands)

Income before taxes	$124,231	$192,463	$172,038
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)	369	1,098	49
Our share of real estate depreciation, amortization and gain adjustments	21,997	19,067	3,093
Adjustments for unrecognized derivative results	51,308	(18,721)	(8,661)
Unrealized (gain) loss on agency IO securities	(2,144)	2,665	5,681
Premium (discount) on mortgage loan financing, net of amortization	1,442	888	2,920
Non-cash stock-based compensation	16,738	2,881	2,408
One-time transaction adjustment	5,380	-	-
Core Earnings	$219,321	$200,341	$177,528

We present Core EPS, which is a non-GAAP measure, as a supplemental measure of our performance. Core EPS is defined as Core Earnings adjusted for taxes based on an estimate of our corporate tax rate, divided by the weighted average number of Class A and Class B common shares outstanding during the quarter, pro forma for the conversion of all Class B common shares outstanding into shares of Class A common stock as of January 1, 2014, as if the Company’s IPO had occurred on that date.

Set forth below is an unaudited reconciliation of GAAP Basic EPS to Core EPS:

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014

GAAP earnings per share (basic)	$0.09	$0.90
Net (income) loss attributable to noncontrolling interest in operating partnership	0.15	1.35
Net income attributable to predecessor unitholders	-	(0.26)
Our share of real estate depreciation, amortization and gain adjustments	0.13	0.45
Adjustments for unrecognized derivative results	0.44	1.04
Unrealized (gain) loss on agency IO securities	(0.03)	(0.04)
Premium (discount) on long-term financing, net of amortization	0.02	0.03
Non-cash stock-based compensation	0.11	0.34
One-time transaction adjustment	0.11	0.11
Additional estimated corporate tax expense (effective rate of 40.9% and 40.7%, incl. UBT)¹	(0.38)	(1.27)
Impact of conversion of Class B common stock into Class A common stock	(0.32)	(1.29)
Core EPS	$0.32	$1.36

[1]Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rates on a GAAP basis for the three months and the year ended December 31, 2014 were 19.0% and 21.4% respectively.

Below is an unaudited computation of Core EPS for the three and twelve months ended December 31, 2014:

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
	(in thousands, except per share amounts)

Core Earnings	$52,930	$219,323
Estimated corporate tax expense (effective rate of 40.9% and 40.7%)[1]	(21,651)	(89,372)
Tax-effected Core Earnings	$31,279	$129,951

Basic weighted average shares outstanding of Class A common stock	49,787	47,541
Impact of including Class B common stock and predecessor period	47,652	48,190
Adjusted weighted average shares outstanding	97,439	95,731

Core EPS	$0.32	$1.36

[1]Estimated effective tax rate, a non-GAAP measure, assumes the conversion of all shares of Class B common stock into shares of Class A common stock, including the impact of UBT. The Company’s effective tax rates on a GAAP basis for the three months and the year ended December 31, 2014 were 19.0% and 21.4% respectively.

Core EPS information is not applicable for reporting periods prior to the first quarter of 2014 and our IPO. We present Core Earnings and Core EPS because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings and Core EPS: (i) to evaluate our earnings from operations and (ii) because management believes that it may be a useful performance measure for us.

Core Earnings and Core EPS have limitations as analytical tools. Some of these limitations are:

  Core Earnings and Core EPS do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS is based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of UBT, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate Core Earnings and Core EPS differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core Earnings and Core EPS should not be considered in isolation or as a substitute for net income or earnings per share as an alternative to cash flow as a measure of our liquidity or any other performance measures calculated in accordance with GAAP.

In the future we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core Earnings and Core EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to our Annual Report on Form 10-K.

About Ladder

Ladder is a leading commercial real estate finance company that originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Boca Raton, Los Angeles and San Francisco.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp and Predecessor
Combined Consolidated Statements of Income

	Year Ended December 31,
	2014	2013	2012

Net interest income
Interest income	$187,325,020	$121,577,676	$136,198,204
Interest expense	77,574,167	48,744,659	36,440,373
Net interest income	109,750,853	72,833,017	99,757,831

Provision for loan losses	600,000	600,000	448,833
Net interest income after provision for loan losses	109,150,853	72,233,017	99,308,998

Other income
Operating lease income	56,649,278	37,394,416	8,331,338
Tenant recoveries	9,182,952	3,271,095	—
Sale of loans, net	145,274,603	146,708,264	151,661,150
Gain (loss) on securities	26,977,268	4,230,953	19,013,960
Unrealized gain (loss) on Agency interest-only securities	2,143,765	(2,665,188)	(5,680,893)
Sale of real estate, net	29,760,115	13,565,164	1,275,235
Fee income	11,703,791	7,921,430	8,787,695
Net result from derivative transactions	(94,797,755)	28,075,232	(35,650,989)
Earnings from investment in unconsolidated joint ventures	1,990,117	3,203,358	1,256,109
Gain on assignment of mortgage loan financing	431,465	—	—
Loss on extinguishment of debt	(149,738)	—	—
Total other income	189,165,861	241,704,724	148,993,605
Costs and expenses
Salaries and employee benefits	82,143,674	61,038,260	51,090,424
Operating expenses	25,397,672	14,937,488	9,571,881
Real estate operating expenses	32,670,045	17,403,945	—
Real estate acquisition costs	2,403,450	3,625,773	5,797,213
Fee expense	3,023,409	2,954,839	6,164,187
Depreciation and amortization	28,447,437	21,514,572	3,640,619
Total costs and expenses	174,085,687	121,474,877	76,264,324
Income before taxes	124,231,027	192,462,864	172,038,279
Income tax expense	26,604,776	3,729,778	2,583,999
Net income	97,626,251	188,733,086	169,454,280
Net loss attributable to noncontrolling interest in consolidated joint ventures	368,670	1,098,150	49,084
Net loss attributable to predecessor unitholders	12,628,031	$189,831,236	$169,503,364
Net (income) attributable to noncontrolling interest in operating partnership	(66,436,274)
Net income attributable to Class A common shareholders	$44,186,678

Earnings per share:
Basic	$0.90
Diluted	$0.86

Weighted average shares outstanding:
Basic	49,296,417
Diluted	97,583,310

Ladder Capital Corp and Predecessor
Combined Consolidated Balance Sheets

	December 31, 2014	December 31, 2013

Assets
Cash and cash equivalents	$75,724,180	$78,742,257
Cash collateral held by broker	42,437,628	28,520,788
Mortgage loan receivables held for investment, net, at amortized cost	1,521,053,375	539,078,182
Mortgage loan receivables held for sale	417,954,757	440,489,789
Real estate securities, available-for-sale	2,815,565,541	1,657,246,194
Real estate and related lease intangibles, net	768,986,193	624,219,015
Investments in unconsolidated joint ventures	6,041,333	9,262,762
FHLB stock	72,340,000	49,450,000
Derivative instruments	423,501	8,244,355
Due from brokers	4,276	1,503
Accrued interest receivable	24,657,842	14,971,167
Other assets	79,241,185	38,837,255
Total assets	$5,824,429,811	$3,489,063,267
Liabilities and Equity (Capital)
Liabilities
Repurchase agreements	1,431,665,681	609,834,793
Borrowings under credit agreement	11,000,000	-
Borrowings under credit and security agreement	46,750,000	-
Revolving credit facility	25,000,000	-
Mortgage loan financing	447,409,690	291,053,406
Borrowings from the FHLB	1,611,000,000	989,000,000
Senior unsecured notes	619,555,000	325,000,000
Derivative instruments	13,445,518	7,031,033
Amount payable pursuant to tax receivable agreement	861,929	-
Accrued expenses	87,737,041	64,400,382
Other liabilities	24,798,452	17,509,888
Total liabilities	$4,319,223,311	$2,303,829,502
Commitments and contingencies
Equity (capital)
Series A preferred units	-	825,985,422
Series B preferred units	-	290,846,531
Common units	-	59,565,278
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 51,431,872 shares issued and outstanding	$51,431	-
Class B common stock, no par value, 100,000,000 shares authorized; 47,647,023 shares issued and outstanding	-	-
Additional paid-in capital	725,538,375	-
Retained earnings	44,186,678	-
Accumulated other comprehensive income	15,655,778	-
Total shareholders’ equity (partners’ capital)	785,432,262	$1,176,397,231
Noncontrolling interest in operating partnership	711,673,727	-
Noncontrolling interest in consolidated joint ventures	8,100,511	8,836,534
Total equity (capital)	1,505,206,500	1,185,233,765

Total liabilities and equity (capital)	$5,824,429,811	$3,489,063,267

Ladder Capital Corp and Predecessor
Combined Consolidated Statements of Cash Flows

	Year Ended December 31,
	2014	2013	2012

Cash flows from operating activities:
Net income	$97,626,251	$188,733,086	$169,454,280
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on extinguishment of debt	149,738	-	-
Depreciation and amortization	28,447,437	21,514,572	3,640,619
Unrealized (gain) loss on derivative instruments	14,378,350	(14,013,966)	(12,694,838)
Unrealized (gain) loss on Agency interest-only securities	(2,143,765)	2,665,188	5,680,893
Provision for loan losses	600,000	600,000	448,833
Amortization of equity based compensation	14,450,764	2,881,447	2,407,773
Amortization of deferred financing costs included in interest expense	5,802,023	4,599,566	3,133,910
Amortization of premium on mortgage loan financing	(629,022)	(533,818)	-
Amortization of above- and below-market lease intangibles	652,068	853,917	-
Accretion/amortization of discount, premium and other fees on loans	(6,917,666)	(3,700,972)	(2,878,027)
Accretion/amortization of discount, premium and other fees on securities	91,306,499	60,320,720	38,212,269
Realized gain on sale of mortgage loan receivables held for sale	(145,274,603)	(146,708,264)	(151,661,150)
Realized gain on real estate securities	(26,977,268)	(4,230,953)	(19,013,960)
Realized gain on sale of real estate, net	(29,760,115)	(13,565,164)	(1,275,235)
Realized gain on assignment of mortgage loan financing	(431,465)	-	-
Origination of mortgage loan receivables held for sale	(3,345,371,937)	(2,013,674,038)	(2,036,138,933)
Repayment of mortgage loan receivables held for sale	1,293,262	5,840,419	75,654,634
Proceeds from sales of mortgage loan receivables held for sale	3,523,688,310	2,345,704,987	1,815,995,772
Accrued interest receivable	(9,686,675)	(2,888,563)	(318,080)
Earnings on investment in unconsolidated joint ventures	(1,990,117)	(3,203,358)	(1,256,109)
Distributions from operations of investment in unconsolidated joint ventures	1,956,695	3,894,303	1,403,687
Deferred tax asset	(7,174,519)	-	-
Changes in operating assets and liabilities:
Due to brokers	-	-	(871,802)
Due from brokers	(2,773)	1,900,210	(1,683,023)
Other assets	(18,065,920)	(17,324,779)	(5,890,951)
Accrued expenses and other liabilities	22,895,577	57,317,794	1,642,506
Net cash provided by (used in) operating activities	208,821,129	476,982,334	(116,006,932)
Cash flows used in investing activities:
Reduction (addition) of cash collateral held by broker for derivatives	(13,864,015)	(10,248,883)	4,640,186
Acquisition of fixed assets	-	-	(351,041)
Purchase of derivative instruments	(7,125)	(20,000)	(226,225)
Purchases of real estate securities	(2,157,391,381)	(1,193,816,283)	(425,796,393)
Repayment of real estate securities	186,310,306	390,628,250	951,150,951
Proceeds from sales of real estate securities	768,592,668	192,387,118	279,275,981
Purchase of FHLB stock	(22,890,000)	(36,350,000)	(13,100,000)
Origination and purchases of mortgage loan receivables held for investment	(1,201,968,254)	(486,072,238)	(341,947,392)
Repayment of mortgage loan receivables held for investment	214,510,727	268,093,305	204,913,202
Reduction (addition) of cash collateral held by broker	(52,825)	45,718,663	(14,351,720)
Addition of deposits received for loan originations	(91,277)	-	-
Security deposits included in other assets	(10,263,672)	(4,356,098)	-
Capital contributions to investment in unconsolidated joint ventures	-	(4,696,405)	(9,265,125)
Distributions of return of capital from investment in unconsolidated joint ventures	3,254,851	7,417,350	6,169,025
Purchases of real estate	(254,497,447)	(289,268,442)	(428,651,275)
Capital improvements of real estate	(5,192,043)	(114,670)	-
Proceeds from sale of real estate	123,443,538	36,929,752	75,646,240
Net cash provided by (used in) investing activities	(2,370,105,949)	(1,083,768,581)	288,106,414
Cash flows from financing activities:
Deferred financing costs	(9,863,387)	(3,190,379)	(10,599,987)
Proceeds from repurchase agreements	10,583,728,059	4,382,307,842	11,348,169,066
Repayment of repurchase agreements	(9,761,897,171)	(4,566,389,752)	(12,151,329,521)
Proceeds from borrowings under credit agreements	69,125,000	30,000,000	-
Repayment of borrowings under credit agreements	(58,125,000)	(30,000,000)	-
Proceeds from borrowings under credit and security agreement	46,750,000	-	-
Proceeds from revolving credit facility	250,000,000	-	-
Repayment of revolving credit facility	(225,000,000)	-	-
Proceeds from mortgage loan financing	188,032,984	185,037,648	88,180,203
Repayment of mortgage loan financing	(30,616,213)	(125,722)	(36,740)
Proceeds from FHLB borrowings	5,448,000,000	4,498,500,000	362,000,000
Repayments of FHLB borrowings	(4,826,000,000)	(3,771,500,000)	(100,000,000)
Proceeds from Notes issued	300,000,000	-	325,000,000
Retirement of Notes issued	(5,594,738)	-	-
Partners’ capital contributions	-	1,800,000	3,000,000
Partners’ capital distributions	(368,983)	(95,442,216)	(76,161,300)
Capital distributed to noncontrolling interests in operating partnership	(47,925,774)	-	-
Capital contributed by noncontrolling interests in consolidated joint ventures	1,840,772	9,845,654	521,875
Capital distributed to noncontrolling interests in consolidated joint ventures	(2,208,125)	(493,136)	(15,625)
Shares acquired to satisfy minimum required federal and state tax withholding on vesting restricted stock	(124,723)	-	-
Issuance of common stock	259,037,500	-	-
Common stock offering costs	(20,523,458)	-	-
Net cash provided by (used in) financing activities	2,158,266,743	640,349,939	(211,272,029)
Net increase (decrease) in cash	(3,018,077)	33,563,692	(39,172,547)
Cash and cash equivalents at beginning of period	78,742,257	45,178,565	84,351,112
Cash and cash equivalents at end of period	$75,724,180	$78,742,257	$45,178,565

Supplemental information:
Cash paid for interest	$64,117,523	$45,317,028	$27,179,564
Cash paid for income taxes	$45,980,543	$5,392,411	$589,042

Supplemental disclosure of non-cash investing activities:
Transfer from mortgage loan receivables held for investment, at amortized cost to mortgage loan receivable held for sale	$11,800,000	$8,320,273	$-
Transfer from real estate and related lease intangibles, net to real estate held for sale	$19,321,610	$-	$-
Supplemental disclosure of non-cash financing activities:
Exchange of capital for common stock	$468,694,353	$-	$-
Exchange of predecessor LP Units for common stock	$697,096,682	$-	$-
Change in deferred tax asset related to change in tax receivable agreement	$1,014,034	$-	$-
Increase in amount payable pursuant to tax receivable agreement	$861,929	-	-
Rebalancing of ownership percentage between Company and Operating Partnership	$5,329,742	$-	$-

CONTACT:
Ladder Capital Corp
Investor Relations, 917-369-3207
investor.relations@laddercapital.com